Exhibit 5.1
David G. Peinsipp
T: +1 415-693-2177
dpeinsipp@cooley.com
October 27, 2020
Root, Inc.
80 E. Rich Street, Suite 500
Columbus, OH 43215
Ladies and Gentlemen:
We have acted as counsel to Root, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement (No. 333-249332) on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering an underwritten public offering of up to 28,268,742 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Shares”), which consists of (i) up to 25,687,227 Shares to be sold by the Company (including up to 3,687,227 Shares that may be sold by the Company pursuant to the exercise of an option to purchase additional Shares granted to the underwriters) (collectively, the “Company Shares”) and (ii) 2,581,515 Shares to be sold by the selling stockholders identified in such Registration Statement (the “Stockholder Shares”).
In connection with this opinion, we have (i) examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect, (c) the forms of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, filed as Exhibits 3.1 and 3.2 to the Registration Statement, respectively, each of which is to be in effect prior to the closing of the offering contemplated by the Registration Statement and (d) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below and (ii) assumed that (a) the Shares will be sold at a price established by the Board of Directors of the Company or a duly authorized committee thereof and (b) the Amended and Restated Certificate of Incorporation referred to in clause (i)(c) is filed with the Delaware Secretary of State before issuance of the Shares.
We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents by all persons other than by the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.
Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Company Shares, when sold and issued against payment therefor as described in the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable, (ii) 417,000 Stockholder Shares that are to be acquired by a selling stockholder upon the exercise of certain outstanding warrants, which will be validly issued, fully paid and non-assessable when issued upon exercise of such warrants in accordance

Cooley LLP 101 California Street, Floor 5, San Francisco, CA 94111-5800
t: (415) 693-2000 f: (415) 693-2222 cooley.com

Root, Inc.
October 27, 2020
Page Two
with their terms and (iii) 2,164,515 Stockholder Shares that are to be acquired by certain selling stockholders upon conversion of outstanding preferred stock, which will be validly issued, fully paid and non-assessable when issued upon conversion of such preferred stock in accordance with its terms.

*    *    *

Cooley LLP 101 California Street, Floor 5, San Francisco, CA 94111-5800
t: (415) 693-2000 f: (415) 693-2222 cooley.com

Root, Inc.
October 27, 2020
Page Three
We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.
Sincerely,
Cooley LLP

By:	/s/ David G. Peinsipp
David G. Peinsipp

Cooley LLP 101 California Street, Floor 5, San Francisco, CA 94111-5800
t: (415) 693-2000 f: (415) 693-2222 cooley.com